UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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Cypress Semiconductor Corporation

(Name of Registrant as Specified In Its Charter)

T.J. Rodgers

J. Daniel McCranie

Camillo Martino

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

CYPRESSFIRST RELEASES NEW INVESTOR PRESENTATION

Reveals Details of Funding for Chinese-Government Backed Private Equity Firm that Creates

Irreconcilable Conflict of Interest for Cypress Semiconductor’s Executive Chairman Ray Bingham

Highlights Exceptional Qualifications of CypressFirst Candidates Dan McCranie and Camillo Martino

SAN JOSE, C.A., May 4, 2017— Camillo Martino and J. Daniel McCranie, nominees for election to the Cypress Semiconductor Corporation (NASDAQ: CY) (“Cypress” or “the Company”) Board of Directors at the 2017 Annual Meeting of Stockholder scheduled to be held on June 8, 2017, and T.J. Rodgers, founder and former CEO of Cypress and the Company’s largest individual stockholder, (collectively “CypressFirst”) today released a new investor presentation (http://cypressfirst.com/pdf/Investor-Presentation-May-3-2017.pdf). The presentation provides further detail regarding the candidates’ exceptional qualifications and the significant and ongoing conflict of interest and governance problems at Cypress that they intend to address.

Highlights of the presentation include:

•	Data from SEC filings regarding the significant financial interest Cypress’s executive chairman Ray Bingham has in Canyon Bridge, a Chinese-government funded private equity firm that is a competitor of Cypress in acquiring other semiconductor companies.

○	Ray Bingham is one of three owners of Canyon Bridge Management Corp., which received $6,147,541 in cash for “management fees” for a partial year of operations in 2016, and received a further $30,000,000 advance in cash related to fiscal year 2017.

○	Ray Bingham also receives from Cypress annual salary plus target bonus of $877,500, and has been granted a total of $4.5 million in restricted stock units, thus presenting an irreconcilable conflict of interest between his roles at Cypress and Canyon Bridge.

•	Detailed bios for nominees Dan McCranie and Camillo Martino demonstrating clearly that they are far more qualified in terms of semiconductor operating experience and corporate governance to serve on the Cypress Board than any current director, and are better qualified to expertly mentor Cypress CEO Hassane El-Khoury and help enhance stockholder value, without receiving additional compensation like Mr. Bingham.

The full presentation, along with other important documents related to these matters, can be found at www.CypressFirst.com or on the website of the Securities and Exchange Commission (www.sec.gov).

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOUR PROMPT ACTION IS IMPORTANT. MAKE YOUR VIEWS CLEAR TO THE BOARD BY AUTHORIZING A PROXY TO VOTE FOR EACH PROPOSAL BY FOLLOWING THE INSTRUCTIONS ON THE GOLD PROXY CARD. YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES OF COMMON STOCK YOU OWN. Do not return any white proxy card that you may receive from the Company relating to the Annual Meeting, even as a protest vote. If you have already submitted a white proxy card to the Company relating to the Annual Meeting, it is not too late to change your vote. To revoke your prior proxy and change your vote, simply sign, date and return the GOLD proxy card in the postage-paid envelope provided. Only your latest signed and dated proxy will be counted.

FOR IMMEDIATE RELEASE

For more information about the CypressFirst nominees, please read the Proxy Statement. The Proxy Statement, as well as other related materials, can be viewed online at www.CypressFirst.com. For additional information or assistance, please contact MacKenzie Partners, Inc., the firm assisting CypressFirst in the solicitation of proxies:

105 Madison Avenue

New York, New York 10016

CypressFirst@mackenziepartners.com

Toll-Free (800) 322-2885

Additional Information and Where to Find It

T.J. Rodgers is the founding CEO of Cypress Semiconductor Corporation (the “Company”). Rodgers, J. Daniel McCranie and Camillo Martino may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company. Rodgers, McCranie and Martino have filed a definitive proxy statement (the “CypressFirst Proxy Statement”) and accompanying GOLD proxy card with the Securities and Exchange Commission (the “SEC”) in connection with his solicitation of proxies for the Annual Meeting.

Rodgers owns or controls voting of 8,727,619 shares of the Company’s common stock. McCranie and Martino own 25,000 and 10,000 shares, respectively, of the Company’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, are included in the CypressFirst Proxy Statement and may be included in other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Rodgers, McCranie and Martino have mailed the definitive CypressFirst Proxy Statement and a GOLD proxy card pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE CYPRESSFIRST PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT RODGERS, McCRANIE AND MARTINO HAVE FILED OR WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders may obtain, free of charge, copies of the definitive CypressFirst Proxy Statement and any other related documents filed by CypressFirst with respect to the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov). In addition, copies of such materials, when available, may be requested free of charge from MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885 or by email: CypressFirst@mackenziepartners.com.

Media Contacts

Abernathy MacGregor

Jeremy Jacobs / Sheila Ennis

212-371-5999 / 415-926-7961

JRJ@abmac.com

FOR IMMEDIATE RELEASE

SBE@abmac.com

Investor Contacts

MacKenzie Partners

Daniel Burch / Larry Dennedy

212-929-5500

Dburch@mackenziepartners.com

ldennedy@mackenziepartners.com

About J. Daniel McCranie

J. Daniel McCranie has served as Chairman at ON Semiconductor Corp. since 2002 and is scheduled to resign from the board in May 2017. He previously served as Non-Executive Chairman at Freescale Semiconductor, Inc. He served on the Board of Directors at Mentor Graphics Corp. from 2012 until its sale to Siemens Corporation in April 2017. He served on the Board of Directors of Cypress Semiconductor Corp. from 2005 through 2014. He has served as Chairman of Actel Corporation, Chairman of Virage Logic, Inc, Chairman of Xicor Corporation, and Board Director of California Microdevices, Inc. McCranie was previously employed as Executive Vice President- Sales & Applications by Cypress Semiconductor Corp., President & Chief Executive Officer by Virage Logic Corp., Vice President-Sales & Marketing by Cypress Semiconductor Corp., and Chairman, President & Chief Executive Officer by SEEQ Technology, Inc.

About Camillo Martino

Camillo Martino has served as a member of the Board of Directors of MagnaChip Semiconductor Corp. since August 2016. He was appointed to the Board of Directors of MosChip in April 2017. Martino has served as a member of the Board of Directors of VVDN Technologies, a private company, since March 2016 and as Vice Chairman of the Board of Directors of SAI Technology, Inc., a private company, since April 2015. Previously, he served as director and CEO of Silicon Image, Inc.; COO at SAI Technology Inc.; and President, CEO and Director of Cornice Inc. He also served as Executive Vice President and COO of chipmaker Zoran Corporation. His career began at National Semiconductor Corporation, where he held multiple positions over a nearly 14-year tenure at the Company.

About T.J. Rodgers

T.J. Rodgers co-founded Cypress Semiconductor Corporation in 1982 and served as the Company’s President and Chief Executive Officer until April 2016 and as a member of its Board of Directors until August 2016. He is a former chairman of the Semiconductor Industry Association (SIA) and SunPower Corp. and currently sits on the boards of directors of high-technology companies, including Bloom Energy (fuel cells), Enphase (solar energy electronics), WaterBit (precision agriculture) and Enovix (silicon lithium-ion batteries). He has been honored for his foundational support over a 20-year period of the Second Harvest Food Bank of Santa Clara and San Mateo Counties and the California Association of African American Educators. Rodgers received his bachelor’s degree from Dartmouth College, graduating as salutatorian with majors in chemistry and physics. He received his master’s degree and Ph.D. in electrical engineering from Stanford University. While pursuing his Ph.D. degree, Rodgers invented the VMOS process technology, which he later licensed to American Microsystems, Inc.

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